TIDAL TRUST II 485BPOS

EXHIBIT 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 28, 2026, August 21, 2026, and August 26, 2026 relating to the financial statements and financial highlights of Defiance Daily Target 2X Short RGTI ETF, Defiance Daily Target 2X Short QBTS ETF, Defiance Daily 2X Space ETF, Defiance Daily Target 2X Long SOFI ETF, Defiance Daily Target 2X Long AMAT ETF, Defiance Daily Target 2X Long ORCL ETF, Defiance Daily Target 2X Long NOK ETF, and Defiance Daily Target 2X Long POET ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the period or year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 28, 2026